UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

AEROJET ROCKETDYNE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-01520	34-0244000
(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 252-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On February 13, 2022, Lockheed Martin Corporation (“Lockheed”) delivered notice of termination of the Agreement and Plan of Merger (the “Merger Agreement”), dated December 20, 2020, by and among Aerojet Rocketdyne Holdings, Inc. (the “Company”), Lockheed and Mizar Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub would have merged with and into the Company, with the Company being the surviving entity and a wholly-owned subsidiary of Lockheed (the “Merger”).

Consummation of the Merger was subject to various customary closing conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the absence of any legal restraint making illegal or preventing the consummation of the Merger.

As previously disclosed, on January 25, 2022, the Federal Trade Commission (the “FTC”) filed a lawsuit (the “FTC Lawsuit”) to enjoin the Merger and sought a preliminary injunction in U.S. federal court to prevent the parties from closing. The Merger Agreement provided that Lockheed could elect to defend against the FTC Lawsuit within 30 days or terminate the Merger Agreement. On February 13, 2022, Lockheed notified the Company that it had elected to terminate the Merger Agreement.

Item 8.01.	Other Events.

One February 13, 2022, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on February 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

Date: February 14, 2022	By:	/s/ Arjun L. Kampani
Arjun L. Kampani
Senior Vice President, General Counsel and Secretary